UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2006

GENESIS BIOVENTURES, INC.

(Exact name of registrant as specified in its charter)

New York	000-30252	98-0225226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Boulevard, Suite 600 Los Angeles, CA	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 443-4102

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of an Officer

On December 7, 2006, the Registrant and Franzen Business Consulting mutually agreed to terminate the Registrant’s consulting agreement with Franzen Business Consulting. The Registrant previously entered into an interim agreement with Franzen Business Consulting on August 7, 2006 whereby Mark A. Franzen had agreed to assume the position of the Registrant’s Chief Financial Officer and was subsequently appointed as Treasurer by the Registrant’s Board of Directors. The Registrant’s Chief Executive Officer, Douglas C. Lane, will assume the role of Principal Accounting Officer during which time a search for a permanent Chief Financial Officer will be conducted.

Section 8 - Other Events

Item 8.01 Other Events

On December 7, 2006, the Registrant issued a press release announcing that its President and CEO, Mr. Douglas C. Lane, delivered four presentations on Genesis Bioventures’ progress and commercial development at the National Investment Banking Association's (NIBA) Capital Conference on November 30th and December 1st at the Westin Casuarina Hotel in Las Vegas, Nevada. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
99	Genesis Bioventures Press Announcing it Presented At the National Investment Banking Association's Capital Conference, dated December 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOVENTURES, INC.

By:/s/ Douglas Lane

Douglas C. Lane, Chief Executive Officer

Date: December 11, 2006